BYLAWS


                                       OF


                             THE STRONG INCOME TRUST
                          (A DELAWARE STATUTORY TRUST)
















                      (Effective as of September 26, 2002)

                                     BY-LAWS
                                       OF
                             THE STRONG INCOME TRUST

     These By-Laws of The Strong Income Trust (the "Trust"), a Delaware statutory trust, are subject to the Trust Instrument of the Trust dated as of September 27, 2002, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.

                               ARTICLE I. OFFICES

     SECTION 1.01. PRINCIPAL AND OTHER OFFICES. The principal office of the Trust shall be located at any place either within or outside the State of Wisconsin as designated by the Trustees. The Trust may have such other offices, either within or outside the State of Wisconsin, as the Trustees may designate or as the business of the Trust may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 2.01. ANNUAL MEETING. There shall be no annual Shareholders' meetings, unless required by law.

     SECTION 2.02. SPECIAL MEETINGS. Special meetings of the Shareholders for any purpose or purposes may be called by the Trustees, the Chairman of the Board, Vice Chairman or President. Notwithstanding any other provision of these By-Laws, the Trust shall call a special meeting of Shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Trust one or more written demands for the meeting describing one or more purposes for which it is to be held. The Secretary shall inform such Shareholders of the reasonable estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Trust of such costs, the Trust shall give not less than ten nor more than sixty days notice of the special meeting.

     SECTION 2.03. PLACE OF MEETING. The Trustees may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of Shareholders. If no designation is made, the place of meeting shall be the principal office of the Trust. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the Shares represented thereat.

     SECTION 2.04. NOTICE OF MEETING. Written notice stating the date, time and place of any meeting of Shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting (unless a different time is provided by applicable law or regulation or the Trust Instrument), either personally or by mail, by or at the direction of the Chairman of the Board, Vice Chairman, President or Secretary, to each Shareholder of record entitled to vote at such meeting and to such other persons as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the Shareholder at his or her address as it appears on the stock record books of the Trust, with postage thereon prepaid. If an annual or special meeting of Shareholders is adjourned to a different date, time or place, the Trust shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; PROVIDED, HOWEVER, that if a new record date for an adjourned meeting is or must be fixed, the Trust shall give notice of the adjourned meeting to persons who are Shareholders as of the new record date.

     SECTION 2.05. WAIVER OF NOTICE. A Shareholder may waive any notice required by applicable law, the Trust Instrument or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the Shareholder entitled to the notice and be delivered to the Trust for inclusion in the records. A Shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     SECTION 2.06. FIXING OF RECORD DATE. For the purpose of determining Shareholders of any voting group entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of Shareholders for any other proper purpose, the Trustees may fix in advance a date as the record date for any such determination of Shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If no record date is so fixed for the determination of Shareholders entitled to notice of, or to vote at a meeting of Shareholders, or Shareholders entitled to receive a share dividend or distribution, the record date for determination of such Shareholders shall be at the close of business on:

          (a) With respect to an annual Shareholders meeting or any special Shareholders meeting called by the Trustees or any person specifically authorized by the Trustees or these By-Laws to call a meeting, the day before the first notice is mailed to Shareholders;

          (b) With respect to a special Shareholders meeting demanded by the Shareholders, the date the first Shareholder signs the demand;

          (c) With respect to the payment of a share dividend, the date the Trustees authorizes the share dividend; and

          (d) With respect to a distribution to Shareholders (other than one involving a repurchase or reacquisition of Shares), the date the Trustees authorizes the distribution.

     SECTION 2.07. SHAREHOLDER QUORUM AND VOTING REQUIREMENTS. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those Shares exists with respect to that matter. Unless the Trust Instrument or applicable law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in these By-Laws.

     If a quorum exists, action on a matter, other than the election of Trustees, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Trust Instrument, the By-Laws, or applicable laws and regulations, including the Investment Company Act, require a greater number of affirmative votes. With respect to the election of Trustees, unless otherwise provided in the Trust Instrument, Trustees are elected by a plurality of the votes cast by the Shares entitled to vote. For purposes of this section, "plurality" means that the individuals with the largest number of votes are elected as Trustees up to the maximum number of Trustees to be chosen at the election.

     SECTION 2.08. PROXIES. A Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent in writing to any corporate action without a meeting of Shareholders, may authorize another person to act for the Shareholder by appointing the person as proxy. A Shareholder, or the Shareholder's duly authorized attorney-in-fact, may appoint a person as proxy by
(i) signing, or causing the Shareholder's signature to be affixed to, an appointment form by any reasonable means, including, but not limited to, by facsimile signature, or (ii) by transmitting, or authorizing the transmission of, an electronic transmission of appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy tabulation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy.

     Such proxy shall be effective when filed with the Secretary of the Trust or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.09.VOTING OF SHARES. Unless otherwise provided in the Trust Instrument, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

     No Shares in the Trust held by another Trust may be voted if the Trust owns, directly or indirectly, a sufficient number of Shares entitled to elect a majority of the Trustees of such other Trust; PROVIDED, HOWEVER, that the Trust shall not be limited in its power to vote any Shares, including its own Shares, held by it in a fiduciary capacity.

     Redeemable Shares are not entitled to vote after written notice of redemption that complies is mailed to the holders thereof and a sum sufficient to redeem the Shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the Shares.

     SECTION 2.10. VOTING SHARES OWNED BY THE TRUST. Shares of the Trust belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time, but Shares held by the Trust in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

     SECTION 2.11. ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION.

          (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a Shareholder, the Trust, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder.

          (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a Shareholder, the Trust, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder if any of the following apply:

               (1) the Shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

               (2)  the  name   signed   purports  to  be  that  of  a  personal
          representative, administrator, executor, guardian or conservator representing the Shareholder and, if the Trust or its agent request, evidence of fiduciary status acceptable to the Trust is presented with respect to the vote, consent, waiver or proxy appointment;

               (3) the name signed purports to be that of a receiver or Trustee in bankruptcy of the Shareholder and, if the Trust or its agent request, evidence of this status acceptable to the Trust is presented with respect to the vote, consent, waiver or proxy appointment;

               (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the Shareholder and, if the Trust or its agent request, evidence acceptable to the Trust of the signatory's authority to sign for the Shareholder is presented with respect to the vote, consent, waiver or proxy appointment; or

               (5) two or more persons are the Shareholders as cotenants or fiduciaries and the name signed purports to be the name of at least one of the coowners and the persons signing appears to be acting on behalf of all coowners.

          (c) The Trust may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Trust who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the Shareholder.

     SECTION 2.12. ADJOURNMENTS. An annual or special meeting of Shareholders may be adjourned at any time, including after action on one or more matters, by a majority of Shares represented, even if less than a quorum. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to Shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

          (a) QUORUM. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          (b) RECORD DATE. When a determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders has been made as provided in these By-Laws, such determination shall be applied to any adjournment thereof unless the Trustees fixes a new record date.

          (c) NOTICE. Unless a new record date for an adjourned meeting is or must be fixed pursuant to these By-Laws, the Trust is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

     SECTION 2.13. WAIVER OF NOTICE BY SHAREHOLDERS. A Shareholder may waive any notice required by applicable law, the Trust Instrument, or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the Shareholder entitled to the notice and be delivered to the Trust for inclusion in the records. A Shareholder's attendance at a meeting, in person or by proxy, waives objection to (i) lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     SECTION 2.14. CONDUCT OF MEETING. The Chairman of the Board, Vice Chairman, President or any person chosen by the Chairman of the Board, shall call the meeting of the Shareholders to order and shall act as chairman of the meeting, and the Secretary of the Trust or any other person appointed by the chairman of the meeting, shall act as secretary of all meetings of the Shareholders.

     SECTION 2.15. UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting only by unanimous written consent or consents signed by all of the Shareholders of the Trust and delivered to the Trust for inclusion in the Trust's records.

                              ARTICLE III. TRUSTEES

     SECTION 3.01. GENERAL POWERS AND NUMBER. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Trust managed under the direction of, the Trustees. The number of Trustees of the Trust shall be at least one but no more than six, and as established from time to time by resolution of the Trustees.

     SECTION 3.02. TENURE AND QUALIFICATIONS. Each Trustee shall hold office until the next annual meeting of Shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of Trustees which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal. A Trustee may be removed by the Shareholders, with or without cause, only at a meeting called for the purpose of removing the Trustee, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the Trustee. A Trustee may resign at any time by delivering written notice to the Trustees, to the Chairman of the Board or to the Trust. A Trustee's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Trustees need not be residents of the State of Wisconsin or Shareholders of the Trust.

     SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Trustees shall be held without other notice than this Section 3.03 immediately before or after the annual meeting of Shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of Shareholders that precedes or follows it, as the case may be, or such other suitable place as may be announced at such meeting of Shareholders. The Trustees shall provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Trustees without other notice than such resolution. Regular meetings of the Trustees may also be called by the Chairman of the Board, Vice Chairman, President, or Secretary.

     SECTION 3.04. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, Vice Chairman, President, Secretary, or any two Trustees. The Chairman of the Board, Vice Chairman, President or Secretary may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Trustees, and if no other place is fixed the place of the meeting shall be the principal business office of the Trust in the State of Wisconsin.

     SECTION 3.05. NOTICE; WAIVER. Notice of special meetings shall be given at least twenty-four hours previously thereto and shall state the date, time and place of the meeting of the Trustees or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Trustees or committee need be specified in the notice of such meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Written notice is effective at the earliest of the following: (1) when received;
(2) when mailed postpaid and correctly addressed; (3) when given to a telegram carrier; or (4) the date it is deposited with a private carrier. Oral notice is deemed effective when communicated. Facsimile or teletype notice is deemed effective when sent.

     A Trustee may waive any notice required by applicable law, the Trust Instrument, or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the Trustee entitled to the notice and retained by the Trust. Notwithstanding the foregoing, a Trustee's attendance at or participation in a meeting waives any required notice to such Trustee of the meeting unless the Trustee at the beginning of the meeting or promptly upon such Trustee's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     SECTION 3.06. QUORUM. Except as otherwise provided by applicable law, the Trust Instrument, or these By-Laws, a majority of the number of Trustees shall constitute a quorum for the transaction of business at any meeting of the Trustees. A majority of the Trustees present (though less than such quorum) may adjourn any meeting of the Trustees or any committee thereof, as the case may be, from time to time without further notice.

     SECTION 3.07. MANNER OF ACTING. The affirmative vote of a majority of the Trustees present at a meeting of the Trustees at which a quorum is present shall be the act of the Trustees, unless applicable law, the Trust Instrument, or these By-Laws require the vote of a greater number of Trustees.

     SECTION 3.08. CONDUCT OF MEETINGS. The Chairman of the Board, and in his absence, the Vice Chairman or any Trustee chosen by the Trustees present, shall call meetings of the Trustees to order and shall act as chairman of the meeting. The Secretary of the Trust shall act as secretary of all meetings of the Trustees unless the presiding officer appoints another person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Trustees shall be prepared and distributed to each Trustee.

     SECTION 3.09. VACANCIES. Except as provided below, any vacancy occurring in the Trustees, including a vacancy resulting from an increase in the number of Trustees, may be filled, subject to the requirements of the Investment Company Act, by any of the following: (a) the Shareholders; (b) the Trustees; or (c) if the Trustees remaining in office constitute fewer than a quorum of the Trustees, the Trustees, by the affirmative vote of a majority of all Trustees remaining in office. If the vacant office was held by a Trustee elected by a voting group of Shareholders, only the holders of Shares of that voting group may vote to fill the vacancy if it is filled by the Shareholders, and only the remaining Trustees elected by that voting group may vote to fill the vacancy if it is filled by the Trustees. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new Trustee may not take office until the vacancy occurs.

     SECTION 3.10. COMPENSATION. No Trustee shall receive any stated salary or fees from the Trust for his services as such Trustee if such Trustee is, otherwise than by reason of being such Trustee, an interested person (as such term is defined by the Investment Company Act) of the Trust or its investment adviser. Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

     SECTION 3.11. PRESUMPTION OF ASSENT. A Trustee who is present and is announced as present at a meeting of the Trustees, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the Trustee objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the Trustee dissents or abstains from an action taken and minutes of the meeting are prepared that show the Trustee's dissent or abstention; (c) the Trustee delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Trust immediately after adjournment of the meeting; or (d) the Trustee dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the Trustee's dissent or abstention from the action taken and the Trustee delivers to the Trust a written notice of that failure promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a Trustee who votes in favor of the action taken.

     SECTION  3.12.   TELEPHONIC   MEETINGS.   Except  as  herein  provided  and
notwithstanding any place set forth in the notice of the meeting or these By-Laws, members of the Trustees may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating Trustees that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means (i) on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means (such determination shall be made and announced in advance of such meeting), or (ii) if the action must be approved in person pursuant to the requirements of the Investment Company Act.

     SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted by to be taken at a meeting of the Trustees may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each Trustee and retained by the Trust. Such action shall be effective when the last Trustee signs the consent, unless the consent specifies a different effective date. No action may be taken by the Trustees pursuant to a written consent with respect to which the action must be approved in person pursuant to the requirements of the Investment Company Act.

                              ARTICLE IV. OFFICERS

     SECTION 4.01. NUMBER. The principal officers of the Trust shall be a Chairman of the Board, a Vice Chairman of the Board, a President, the number of Vice Presidents as authorized from time to time by the Trustees, a Secretary, and a Treasurer, each of whom shall be elected by the Trustees. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Trustees. The Trustees may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

     SECTION 4.02. ELECTION AND TERM OF OFFICE. The officers of the Trust to be elected by the Trustees shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of the Shareholders, if any, or on or after the anniversary of the last annual meeting if no annual meeting is held. If the election of officers shall not be held at such first meeting of the Trustees, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

     SECTION 4.03. REMOVAL. The Trustees may remove any officer and, unless restricted by the Trustees or these By-Laws, an officer may remove any officer or assistant officer appointed by that officer. An officer may be removed at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

     SECTION 4.04. RESIGNATION. An officer may resign at any time by delivering written notice to the Trust. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Trust accepts the later effective date.

     SECTION 4.05. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Trustees for the unexpired portion of the term. If a resignation of an officer is effective at a later date, the Trustees may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date of the registration.

     SECTION 4.06. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Trust. The Chairman of the Board shall preside at all meetings of the Shareholders and Trustees, shall have general and active management of the business of the Trust, and shall see that all orders and resolutions of the Trustees are carried into effect.

     SECTION 4.07. THE VICE CHAIRMAN. During the absence or disability of the Chairman of the Board, the Vice Chairman shall exercise all the functions of the Chairman of the Board. The Vice Chairman shall perform all duties incident to the office of the Vice Chairman and such other duties as shall from time to time be assigned by the Trustees, the Chairman of the Board or as prescribed by these By-Laws.

     SECTION 4.08. PRESIDENT. The President shall be the chief operating officer of the Trust and, subject to the direction of the Trustees, shall in general supervise and control all of the business and affairs of the Trust. The President shall, when present, preside at all meetings of the Shareholders in the absence of the Chairman of the Board and the Vice Chairman. The President shall have authority, subject to such rules as may be prescribed by the Trustees, to appoint such agents and employees of the Trust as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute and acknowledge, on behalf of the Trust, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Trust's regular business, or which shall be authorized by resolution of the Trustees; and, except as otherwise provided by law or the Trustees, he or she may authorize any Vice President or other officer or agent of the Trust to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees from time to time.

     SECTION 4.09. THE VICE PRESIDENTS. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Trustees, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for Shares of the Trust; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, Vice Chairman or President or by the Trustees. The execution of any instrument of the Trust by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act for the Trust.

     SECTION 4.10. THE SECRETARY. The Secretary shall: (a) keep minutes of the meetings of the Shareholders and of the Trustees (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the Shareholders or the Trustees (or committees thereof) without a meeting);
(b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by applicable law; (c) be custodian of the corporate records and of the seal of the Trust and see that the seal of the Trust is affixed to all documents the execution of which on behalf of the Trust under its seal is duly authorized; (d) maintain a record of the Shareholders of the Trust, in a form that permits preparation of a list of the names and addresses of all Shareholders, by class or series of Shares and showing the number and class or series of Shares held by each Shareholder; (e) sign with the President, a Vice President, or any other officer authorized by the Trustees, certificates for Shares of the Trust, the issuance of which shall have been authorized by resolution of the Trustees; (f) have general charge of the stock transfer books of the Trust; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chairman of the Board, Vice Chairman, President or the Trustees.

     SECTION 4.11. THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he or she shall have general supervision of the funds and property of the Trust and of the performance by the Custodian of its duties with respect thereto. The Treasurer shall render to the Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his or her transactions as Treasurer. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the control of the Trustees.

     SECTION 4.12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Trustees may from time to time authorize. The Assistant Secretaries may sign with the President, a Vice President or any other officer authorized by the Trustees, certificates for Shares of the Trust the issuance of which shall have been authorized by a resolution of the Trustees. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, Vice Chairman, President or the Trustees.

     SECTION 4.13. OTHER ASSISTANTS AND ACTING OFFICERS. The Trustees shall have the power to appoint, or to authorize any duly appointed officer of the Trust to appoint, any person to act as assistant to any officer, or as agent for the Trust in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Trustees or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Trustees or the appointing officer.

     SECTION 4.14. SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

             ARTICLE V. CERTIFICATES FOR SHARES; TRANSFER OF SHARES

     SECTION 5.01. CERTIFICATES FOR SHARES. The President, Vice President, or any officers of the Trust may, in their discretion, issue to any Shareholder a certificate or certificates representing the number and kind of Shares owned by him or her in the Trust. Certificates representing Shares of the Trust shall be in such form as shall be determined by the Trustees. Such certificates shall be signed, either manually or in facsimile, by the President, a Vice President or any other officer authorized by the Trustees, and by the Secretary or an Assistant Secretary. All certificates for Shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and class of Shares and series, if any, and date of issue, shall be entered on the stock transfer books of the Trust. All certificates surrendered to the Trust for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled, except as provided in Section 5.04.

Shares may also be issued without certificates in the discretion of the President, Vice President, or any officers of the Trust. Within a reasonable time after issuance or transfer of Shares without certificates, the Trust shall send the Shareholder a written statement including the following:

          (a) the name of the Trust;
          (b) the name of the person to whom Shares were issued;
          (c) the number and class of Shares and the designation of the series, if any, of the Shares issued; and
          (d) either (i) a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Trustees to determine variations for future series, or
     (ii) a conspicuous statement that the Trust will furnish the information specified in clause (i), above, on request, in writing and without charge.

     SECTION 5.02. SIGNATURE BY FORMER OFFICERS. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

     SECTION 5.03. TRANSFER OF SHARES. Prior to due presentment of a certificate for Shares for redemption or registration of transfer, the Trust may treat the registered owner of such Shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for Shares is presented to the Trust with a request for redemption or to register for transfer, the Trust shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer or redemption if (a) there were on or with the certificate the necessary endorsements, and (b) the Trust had no duty to inquire into adverse claims or has discharged any such duty. The Trust may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Trustees. All certificates and uncertificated Shares surrendered to the Trust for redemption shall be cancelled, returned to the status of authorized and unissued Shares and the transaction recorded in the stock transfer books. Transfer or redemption of Shares of the Trust shall be made only on the stock transfer books of the Trust by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the transfer agent or the Secretary of the Trust, and on surrender for cancellation of the certificate for such Shares, if any.

     SECTION 5.04. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that certificates for Shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Trust has notice that such Shares have been acquired by a bona fide purchaser, (b) files with the Trust a sufficient indemnity bond if required by the Trustees or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Trustees.

     SECTION 5.05. STOCK REGULATIONS. The Trustees shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of Shares of the Trust and to appoint or designate one or more stock transfer agents and one or more stock registrars.

                                ARTICLE VI. SEAL

     SECTION 6.01. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

                            ARTICLE VII. AMENDMENTS

     SECTION 7.01. BY SHAREHOLDERS. These By-Laws may be amended or repealed and new By-Laws may be adopted by the Shareholders at any annual or special meeting of the Shareholders at which a quorum is in attendance.

     SECTION 7.02. BY TRUSTEES. Except as otherwise provided by applicable law, the Trust Instrument or a particular By-Law, these By-Laws may also be amended or repealed and new By-Laws may be adopted by the Trustees by affirmative vote of a majority of the number of Trustees present at any meeting at which a quorum is in attendance; PROVIDED, HOWEVER, that the Shareholders in adopting, amending or repealing a particular By-Law may provide therein that the Trustees may not amend, repeal or readopt that By-Law.

     SECTION 7.03. IMPLIED AMENDMENTS. Any action taken or authorized by the Shareholders or by the Trustees which would be inconsistent with the By-Laws then in effect but which is taken or authorized by affirmative vote of not less than the number of Shares or the number of Trustees required to amend the By-Laws so that the By-Laws would be consistent with such action shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

               ARTICLE VIII. DEPOSITORIES, CUSTODIANS, ENDORSEMENTS

     SECTION 8.01. DEPOSITORIES. The funds of the Trust shall be deposited with such banks or other depositories as the Trustees of the Trust may from time to time determine in accordance with the requirements of the Investment Company Act.

     SECTION 8.02. CUSTODIANS. All securities and other similar investments of the Trust shall be deposited in the safekeeping of such banks or other companies as the Trustees may from time to time determine in accordance with the requirements of the Investment Company Act. Every arrangement entered into with any bank or other company for the safekeeping of the securities and other similar investments of the Trust shall contain provisions complying with the requirements of the Investment Company Act.

     SECTION  8.03.  CHECKS,   NOTES,   DRAFTS,  ETC.  Checks,   notes,  drafts,
acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or such person or persons as designated from time to time by the Trustees.

     SECTION 8.04. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Trust or its nominee or directions for the transfer of securities belonging to the Trust shall be made by such officer or officers or other person or persons as may be designated from time to time by the Trustees.

                    ARTICLE IX. INDEPENDENT PUBLIC ACCOUNTANTS

     SECTION 9.01. INDEPENDENT PUBLIC ACCOUNTANTS. The Trust shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust.

              ARTICLE X. SALES AND REDEMPTION OF SHARES; DIVIDENDS

     SECTION 10.01. SALE OF SHARES. Shares of Common Stock of the Trust shall be sold by it for the net asset value per share of such Common Stock calculated in accordance with the requirements of the Investment Company Act, and the Trust's then current prospectus.

     SECTION 10.02. PERIODIC INVESTMENT, DIVIDEND REINVESTMENT AND OTHER PLANS. The Trust shall offer such periodic investment, dividend reinvestment, periodic redemption or other plans as are specified in the Trust's then current prospectus, provided such plans are offered in accordance with the requirements of the Investment Company Act. Any such plans may be discontinued at any time if determined advisable by or under the authority of the Trustees.

     SECTION 10.03. REDEMPTION OF SHARES. Subject to the suspension of the right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the Investment Company Act, each Shareholder, upon request and after complying with the redemption procedures established by or under the supervision of the Trustees, shall be entitled to require the Trust to redeem out of legally available funds all or any part of the Common Stock standing in the name of such holder at the net asset value per share calculated in accordance with the requirements of the Investment Company Act, and the Trust's then current prospectus.

     SECTION 10.04. DIVIDENDS AND OTHER DISTRIBUTIONS. The Trust shall pay such dividends and make other distributions to Shareholders, at such times and in such amounts as are determined by or under the authority of the Trustees, from time to time and in accordance with the requirements of Trust Instrument, the Investment Company Act, and other applicable laws and regulations.